Exhibit 5.1
BLANK ROME LLP
THE CHRYSLER BUILDING
405 LEXINGTON AVENUE
NEW YORK, NEW YORK 10174
October 27, 2009
GENERAL CABLE CORPORATION
4 Tesseneer Drive
Highland Heights, Kentucky 41076
Re: Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to General Cable Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to $439,375,000 aggregate principal amount of the Company’s Subordinated Convertible Notes due 2029 (the “2029 Notes”), to be offered in exchange for the Company’s outstanding 1.00% Senior Convertible Notes due 2012 (the “2012 Notes”), upon the terms and subject to the conditions set forth in the prospectus contained in the Registration Statement; and (ii) up to 14,645,863 shares of the Company’s common stock, $.01 per share (the “Common Stock”) issuable upon conversion of the 2029 Notes (the “Conversion Shares”) based upon a maximum initial conversion rate of 27.2109 shares per $1,000 principal amount of the 2029 Notes, plus the maximum number of additional shares issuable in respect of a make whole adjustment. The 2029 Notes will be issued under an Indenture (the “Indenture”) by and among the Company and U.S. Bank National Association, as Trustee (the “Trustee”), a form of which is filed as Exhibit 4.8 to the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, including the exhibits filed therewith (including the form of the Indenture filed as Exhibit 4.8 to the Registration Statement); (b) the Company’s Amended and Restated Certificate of Incorporation, as amended; (c) the Company’s Amended and Restated By-laws; (d) resolutions adopted by the Board of Directors of the Company and (e) resolutions adopted by the Pricing

Committee of the Board of Directors of the Company. Where factual matters relevant to such opinions were not independently established, we have relied upon certificates of public officials, including a certificate of the Secretary of State of the State of Delaware in respect of the legal corporate existence of the Company, and executive officers and/or other responsible employees and agents of the Company. We have also made such other investigation as we have deemed appropriate for purposes of rendering the opinions expressed hereinafter. We have not independently established any of the facts so relied on.
     For the purposes of this opinion letter, we have assumed, without inquiry, (i) the due authorization, execution, authentication and delivery by all persons of the Registration Statement, (ii) the legal capacity of all natural persons, (iii) the genuineness of all signatures on all documents examined by us, (iv) the authenticity of all documents submitted to us as originals, and (v) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have relied upon the aforesaid documents, statements and certificates referred to above. We have not verified any of the foregoing assumptions.
     In making our examination of executed documents, we have assumed that the parties thereto (other than the Company) had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company) of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties. In addition, we have assumed (i) the Registration Statement will have become effective and will comply and continue to comply with all applicable laws at the time the Notes and the Conversion Shares are issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; and (ii) that the Company will continue to be a corporation incorporated and validly existing under the laws of the State of Delaware.
     The opinions expressed in this opinion letter are limited to (i) solely in connection with the opinions in numbered paragraph 1 below, the laws of the State of New York and (ii) solely in connection with the opinions in numbered paragraph 2 below, the General Corporation Law of the State of Delaware (the “DGCL”), all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.
     Based on and subject to the foregoing, and assuming that (i) the 2029 Notes will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (ii) the terms of the 2029 Notes will be as set forth in the Indenture, and the Indenture, as executed by the parties thereto, will be substantially in the form filed as Exhibit 4.8 to the Registration Statement; (iii) the Conversion Shares will be issued only in accordance with the terms of the 2029 Notes, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (iv) the Board of Directors of the Company, or any duly authorized committee thereof, will have taken all necessary further action to duly authorize and approve the exchange and issuance of the 2029 Notes as contemplated by the Registration Statement and the issuance of the Conversion Shares upon conversion of the 2029 Notes in accordance with the terms of the 2029 Notes and will not have rescinded or otherwise modified its authorization of any such issuance and exchange of 2029 Notes or the issuance of any Conversion Shares upon conversion of 2029 Notes in accordance with the terms of the 2029 Notes, as the case may be; and (v) the additional qualifications and other matters set forth below, we are of the opinion that:
     1. When (i) the Indenture has been duly executed and delivered by the Company and the Trustee, and (ii) the 2029 Notes have been duly executed, authenticated (if required), issued and delivered by the Company in accordance with the Indenture and in exchange for the 2012 Notes as contemplated by the Registration Statement, the 2029 Notes will constitute binding obligations of the Company.
     2. The Conversion Shares, when issued and delivered upon conversion of the 2029 Notes in accordance with the terms of the 2029 Notes, will be duly authorized, validly issued, fully paid and non-assessable shares of the Company’s Common Stock.
     The opinions expressed in this letter are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship and similar laws affecting creditors’ rights and remedies generally; to general principles of equity, including without limitation concepts of materiality and principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the qualifications and limitations contained in this paragraph. Our opinions herein reflect only the application of applicable laws of the States of New York and Delaware that, in our professional judgement, are normally applicable to the issuance of securities contemplated by the Indenture and the Registration Statement. The opinions set forth herein are subject to, and may be limited by, future changes in the factual matters set forth herein. The opinions expressed herein are based upon the laws in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. You have informed us that you intend to issue the Conversion Shares from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the laws, including the rules and regulations, as in effect on the date hereof. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur after the Registration Statement becomes effective.
     We consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Yours truly,
/s/Blank Rome LLP